   BRE PROPERTIES, INC.
- --------------------------------------------------------------------------------

EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARESTATEMENT OF EARNINGS PER SHARE
- --------------------------------------------------------------------------------

STATEMENT OF EARNINGS PER SHARE

Average shares outstanding are computed by adding the shares outstanding at each month end and dividing that result by the number of months elapsed in the year-to-date period.


Primary Earnings per Share:
                                        For the three months ended    For the six months ended
                                                 June 30                     June 30
                                      ----------------------------  ----------------------------
                                          1996           1995           1996          1995
                                          ----           ----           ----          ----
Average shares outstanding             32,670,000     21,890,000     28,080,000     21,880,000

Net income before (loss) gain
on sales of investments (a)          $  9,852,000   $  5,794,000   $17,236,000     $11,494,000
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------

    Computation                             $ .30          $ .26         $ .61           $ .53
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------

Net (loss) gain on sales of
 investments (a)                     $    226,000   $(2,000,000)   $    226,000    $ (880,000)
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------

    Computation                            $  .01        $ (.09)         $  .01        $ (.04)
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------

EARNINGS PER SHARE (a)                     $  .31         $  .17         $  .62        $   .49
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------

Additional Primary Computation:

                                        For the three months ended    For the six months ended
                                                June 30                       June 30
                                      ----------------------------  ----------------------------
                                          1996           1995           1996          1995
                                          ----           ----           ----          ----
Average shares outstanding             32,670,000     21,890,000     28,080,000     21,880,000
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------
 Additional adjustment for
 dilutive effect of outstanding
 options (as determined by the
 application of the treasury
 stock method):                           250,000         15,000        201,000         17,000
                                     ------------   ------------   ------------    -----------
 Weighted average number of
 shares outstanding, as adjusted       32,920,000     21,905,000     28,281,000     21,897,000
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------
 Primary earnings per share, as
 adjusted - Net income (b)                 $  .31         $  .17         $  .62        $  .48
                                     ------------   ------------   ------------    -----------
                                     ------------   ------------   ------------    -----------


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

   BRE PROPERTIES, INC.
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Fully Diluted Earnings per Share

                                        For the three months ended    For the six months ended
                                                  June 30                       June 30
                                      ---------------------------------------------------------
                                           1996           1995           1996           1995
                                            ----           ----           ----           ----
Net income (a)                         10,078,000      3,794,000     17,462,000     10,614,000
                                     ------------    -----------   ------------   ------------
                                     ------------    -----------   ------------   ------------
Average shares outstanding             32,670,000     21,890,000     28,080,000     21,880,000

 Additional dilutive effect of
 outstanding options
 (as determined by the application
 of the treasury stock method)            327,000         18,000        267,000         18,000
                                     ------------    -----------   ------------   ------------
 Weighted average number of
 shares, as adjusted                   32,997,000     21,908,000     28,347,000     21,898,000
                                     ------------    -----------   ------------   ------------
                                     ------------    -----------   ------------   ------------
 Fully diluted earnings per
 share - Net income (b)                    $  .31         $  .17         $  .62         $  .48
                                     ------------    -----------   ------------   ------------
                                     ------------    -----------   ------------   ------------

(a)  These amounts agree with the related amounts in the Statements of Income.
(b) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

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